FIRST AMENDMENT

TO

REPRESENTATION AGREEMENT

This First Amendment to Representation Agreement (the “First Amendment”) is made as of the 16th day of October, 2015, by and between Rightscorp, Inc. d/b/a DigitalRights, a Delaware corporation (“DigitalRights”) and BMG Rights Management (US) LLC (“BMG”), in respect of the following facts:

A. The parties hereto are parties to that certain Representation Agreement, dated as of December 1, 2011 (the “Agreement”) whereby, among other things, BMG granted non-exclusive rights to DigitalRights to monitor infringements resulting from unauthorized downloads and uploads by individual infringers on P2P networks of its owned or administered copyrighted content. Capitalized terms used and not otherwise defined herein shall have the meanings respectively ascribed to them in the Agreement.

B. The parties desire to amend the Agreement by extending the Term of the Agreement (as periodically extended by the parties from time to time) as more specifically set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Term. The term of the Agreement as described in the first sentence of paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The term of this Agreement (the “Term”) shall
continue until the close of business on July 1, 2016.”

2. Termination. Either party shall have the right, in its discretion, to terminate the Term of this Agreement at will, as of the end of any quarter-annual period, by giving the other party written notice at least thirty (30) days prior to the end of the quarter designated.

3. Full Force and Effect. In all other respects, except as expressly amended hereby, the Agreement shall remain in full force and effect.

4. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute a single amendment.

5. Conflict or Inconsistency. In the event there is any conflict or inconsistency between the terms and provisions of this First Amendment and the terms and provisions of the Agreement, the terms and provisions of this First Amendment shall control and govern the rights, duties and obligations of the parties.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the day and year first set forth above.

BMG RIGHTS MANAGEMENT (US) LLC

BY:	/s/ Mark Robinson
ITS:	Authorized Agent

BY:	/s/ Keith Hauprich
ITS:	Authorized Agent

RIGHTSCORP, INC.

BY:	/s/ Christopher Sabec
Christopher Sabec, CEO